EXHIBIT 16.1




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

March 13, 2002

Re:      AMREP Corporation
         File No. 1-4702

Dear Sir/Madam,

We have read paragraphs 1, 3 and 5 of Item 4 included in the Form 8-K, dated March 13, 2002, of AMREP Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

With kind regards.

ARTHUR ANDERSEN LLP


/s/ Kim Nunley

By:
Kimberly A. Nunley


Copy to:
Mr. Peter M. Pizza, CFO, AMREP Corporation